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                                                                    Exhibit 5.1

               Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

                              One Financial Center
                           Boston, Massachusetts 02111

                                                               617 542 6000
                                                               617 542 2241 fax

                                                 March 22, 2002

Artificial Life, Inc.
919 Third Avenue, Suite 2734
New York, New York 10022

Ladies and Gentlemen:

         We have acted as counsel to Artificial Life, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement"), pursuant to which the Company is registering the issuance under the Securities Act of 1933, as amended, of a total of 1,000,000 additional shares (the "Shares") of its common stock, $.01 par value per share (the "Common Stock"), to be offered for sale by the Company from time to time under the Company's 1998 Equity Incentive Plan (the "Plan"). This opinion is being rendered in connection with the filing of the Registration Statement. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

         In connection with this opinion, we have examined the Company's Restated Certificate of Incorporation and Restated Bylaws, both as currently in effect; such other records of the corporate proceedings of the Company as we have deemed relevant; and the Registration Statement and the exhibits thereto.

         In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

       Based upon the foregoing, we are of the opinion that (i) the Shares have been duly and validly authorized by the Company and (ii) the Shares, when sold, will have been duly and validly issued, fully paid and non-assessable shares of the Common Stock, free of preemptive rights.

         Our opinion is limited to the applicable provisions of the Delaware Constitution, the General Corporation Laws of the State of Delaware and the reported judicial decisions interpreting those laws, and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

         We understand that you wish to file this opinion as an exhibit to the Registration Statement, and we hereby consent thereto.

                                        Very truly yours,

                                        /s/ Mintz, Levin, Cohn, Ferris,
                                        Glovsky and Popeo, P.C.

                                        Mintz, Levin, Cohn, Ferris,
                                        Glovsky and Popeo, P.C.